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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

         Ivex Packaging Corporation, a Delaware corporation, owns all of the outstanding capital stock of IPC, Inc., a Delaware corporation, which owns all of the outstanding capital stock of the following:

     1.  Kama of Illinois Corporation, a Delaware corporation

     2.  Ivex Paper Mill Corporation, a Delaware corporation

     3. IPMC Holding Corporation, a Delaware corporation, which owns all of the outstanding capital stock of:

         (i)  IPMC, Inc., a Delaware corporation

     4. CFI Industries, Inc., a Delaware corporation, which owns all of the outstanding capital stock of:

         (i) Plastofilm Industries, Inc., a Delaware corporation, which owns all of the outstanding stock of

             (a) Crystal Thermoplastics, Inc., a Rhode Island corporation
             (b) Plastofilm P.R., Inc., a Puerto Rico corporation
             (c) Pactuco Acquisition, Inc., a Delaware corporation
                    (i)   Pactuco Containers (Asia) Sdn. Bhd.
                    (ii)  Pactuco (China) Limited
                    (iii) Pactuco (Thailand) Limited

         (ii) CFI Recycling, Inc., a Delaware corporation
         (iii) Plastofilm Limited, a Northern Ireland corporation

     5.  Ultra Pac, Inc., a Minnesota corporation

     6.  Packaging Products, Inc., a Delaware corporation

     7.  Valley Express Lines, Inc., a Delaware corporation

     8. Ivex Corporation, an Ontario corporation, which owns all of the outstanding capital stock of:

         (i) M & R Plastics Inc., a Quebec corporation, which owns all of the outstanding capital stock of:

             (a) M&R Plastics Canada, Inc., an Ontario corporation
             (b) Chester Plastics Limited, a Nova Scotia corporation
                  (i) Peak Packaging, Ltd., a Canadian corporation

     9. Ivex Holdings, Ltd., a corporation organized under the laws of England and Wales, which owns all of the outstanding capital stock of:

         (i) Kama Europe Limited, a corporation organized under the laws of England and Wales
         (ii) Ivex Packaging Continental, S.A., a societe anonyme organized under the laws of France
         (iii) Ivex Packaging Iberica, S.A., a corporation organized under the laws of Spain

     10. Ivex Plastic Packaging B.V., a private corporation organized under the laws of The Netherlands

         (i) FTS Holding B.V., a private corporation organized under the laws of The Netherlands

             (a) Folietechniek B.V., a private corporation organized under the laws of The Netherlands
             (b) F.T. Vastgood B.V., a private corporation organized under the laws of The Netherlands

     11. MaxPack S.A. de C.V., a corporation organized under the laws of Mexico




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         Certain of these legal entities also do business under the names of
     Ivex and Kama